UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: October 29, 2007

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information included in this Form 8-K and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On November 1, 2007, EMAK Worldwide, Inc. (the “Company”) reported its results for the third quarter ended September 30, 2007. The Company’s earnings release for the third quarter ended September 30, 2007 is attached as Exhibit 99.1 to this report.

The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 5, 2007, the Company announced the completion of a thorough business review and plans to integrate the operations of its Equity Marketing and Logistix agencies. In connection with this integration and the planned exit of certain other agency services at the end of 2007, the Company finalized on October 29, 2007 a restructuring plan that it will implement prior to year-end.

This restructuring plan will reduce annual operating expenses by approximately $1.9 million as a result of reductions in U.S. headcount. In addition, the Company is analyzing options for the Company’s Los Angeles office facility. Substantially all of the actions related to this restructuring should be completed by the end of the second quarter of 2008.

Total one-time employee termination benefit costs related to the agency consolidation restructuring are estimated at approximately $200,000 and are expected to be recorded over the next two quarters. Such costs are expected to result in future cash expenditures.

The Company’s Promotional Products business in Europe continues to face a deteriorating marketing environment, which has resulted in year-over-year declines in revenues and profitability. To align its cost structure with its expected level of revenue, on October 29, 2007, the Company finalized a restructuring plan to reduce its workforce in the region. In addition, the Company is analyzing options for its European office facilities. Substantially all of the actions related to this restructuring should be completed by the end of the second quarter of 2008.

Total one-time employee termination benefit costs related to the European restructuring are estimated at approximately $100,000 and are expected to be recorded over the next two quarters. Such costs are expected to result in future cash expenditures. The Company expects the actions will result in a reduction of annualized operating expenses of approximately $700,000.

A copy of the press release announcing the restructurings is attached hereto within Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

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Exhibit No.	Description
99.1	Press Release of EMAK Worldwide, Inc. issued November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.

Date: November 2, 2007	By:	/S/TERESA L. TORMEY
Teresa L. Tormey, Chief Administrative Officer & General Counsel

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